Certification of Chief Executive Officer Pursuant to
 18 U.S.C. Section 1350,
 As Adopted Pursuant to
 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Oreon Rental Corporation (the "Company") for the quarter ended January 31, 2010 filed with the Securities and Exchange Commission (the "Report"), I, Alvaro Vollmers, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and results of operations of the Company for the periods presented

Date: March 12, 2010	/s/ Alvaro Vollmers
Alvaro Vollmers
President, Secretary and Treasurer